UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020

AYRO, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

AYRO, Inc.

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 512-994-4917

DropCar, Inc.

1412 Broadway, Suite 2105

New York, New York 10018

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AYRO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 under the heading “Asset Purchase Agreement” and in Item 3.02 is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Closing of Merger Agreement

On May 28, 2020, pursuant to the previously announced Agreement and Plan of Merger, dated December 19, 2019 (the “Merger Agreement”), by and among AYRO, Inc., a Delaware corporation previously known as DropCar, Inc. (the “Company”), ABC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and AYRO Operating Company, a Delaware corporation previously known as AYRO, Inc. (“AYRO Operating”), Merger Sub was merged with and into AYRO Operating, with AYRO Operating continuing after the merger as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”). At the effective time of the Merger, without any action on the part of any stockholder, each issued and outstanding share of AYRO Operating’s common stock, par value $0.001 per share (the “AYRO Operating Common Stock”), including shares underlying AYRO Operating’s outstanding equity awards and warrants, was converted into the right to receive 1.3634 shares (the “Exchange Ratio”) of the Company’s common stock, par value $0.0001 per share (the “Company Common Stock”). Immediately prior to the effective time of the Merger, all of the Company’s outstanding shares of Series H-4 Convertible Preferred Stock (“Series H-4 Stock”) converted into 2,348,188 shares of Company Common Stock. Immediately following the effective time of the Merger, the Company effected a 1-for-10 reverse stock split of the issued and outstanding Company Common Stock (the “Reverse Stock Split”), and immediately following the Reverse Stock Split, the Company issued a stock dividend of one share of Company Common Stock for each outstanding share of Common Stock to all holders of record immediately following the effective time of the Reverse Stock Split (the “Stock Dividend”). The net result of the Reverse Stock Split and the Stock Dividend was a 1-for-5 reverse stock split. Upon completion of the Merger and the transactions contemplated in the Merger Agreement and assuming the exercise in full of all pre-funded warrants issued pursuant thereto, (i) the former AYRO Operating equity holders (including the investors in a bridge financing and private placements that closed prior to closing of the Merger) own approximately 79% of the outstanding equity of the Company; (ii) former DropCar stockholders own approximately 18% of the outstanding equity of the Company; and (iii) a financial advisor to DropCar and AYRO owns approximately 3% of the outstanding equity of the Company.

Following the Merger and after giving effect to the Reverse Stock Split and the Stock Dividend, the Company had outstanding approximately 12,482,298 shares of Company Common Stock, 7,883 shares of Series H-6 Convertible Preferred Stock that were convertible into 157,660 shares of Company Common Stock and pre-funded warrants to purchase an aggregate of 1,293,392 shares of common stock at an exercise price of $0.05 or less per share. The holders of approximately 49% of outstanding shares of Company Common Stock are subject to lockup agreements pursuant to which such stockholders have agreed, except in limited circumstances, not to sell or transfer, or engage in swap or similar transactions with respect to, certain shares of Company Common Stock, including, as applicable, shares received in the Merger and issuable upon exercise of certain warrants and options. The lock-up periods vary from six-months to one year.

The Company Common Stock listed on The Nasdaq Capital Market, previously trading through the close of business on May 28, 2020 under the ticker symbol “DCAR,” are expected to commence trading on The Nasdaq Capital Market, on a post-Reverse Stock Split and post-Stock Dividend adjusted basis, under the ticker symbol “AYRO” on May 29, 2020.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 and is incorporated by reference herein.

Closing of Asset Purchase Agreement

On December 19, 2019, the Company entered into an asset purchase agreement (the “Asset Purchase Agreement”) by and among the Company, DropCar Operating Company, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“DropCar Operating”), DC Partners Acquisition, LLC (“DC Partners”), Spencer Richardson and David Newman, pursuant to which DropCar Operating agreed to sell substantially all of the assets associated with its business of providing vehicle support, fleet logistics and concierge services for both consumers and the automotive industry to an entity controlled by Messrs. Richardson and Newman, the Company’s Chief Executive Officer and Chief Business Development Officer at the time, respectively. The aggregate purchase price for the purchased assets consists of the cancellation of certain liabilities pursuant to those certain employment agreements by and between DropCar Operating and each of Messrs. Richardson and Newman, plus the assumption of certain liabilities relating to, or arising out of, workers’ compensation claims that occurred prior to the closing date of the Asset Purchase Agreement. On May 28, 2020, the parties to the Asset Purchase Agreement entered into Amendment No. 1 to the Asset Purchase Agreement (the “Asset Purchase Agreement Amendment”), which Asset Purchase Agreement Amendment (i) provides for the inclusion of up to $30,000 in refunds associated with certain insurance premiums as assets being purchased by DC Partners, (ii) amends the covenant associated with the funding of the DropCar Operating business, such that the Company provided the DropCar Operating business with additional funding of $175,000 at the closing of the transactions contemplated by the Asset Purchase Agreement and (iii) provides for a current employee of the Company being transferred to DC Partners to provide transition services to the Company for a period of three months after the closing of the transactions contemplated by the Asset Purchase Agreement.

The foregoing descriptions of the Asset Purchase Agreement and the APA Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Asset Purchase Agreement and the APA Amendment, which are filed as Exhibits 2.2 and 2.3 and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Adams Note, Amendment and Lock-Up Agreement

On October 14, 2019, Mr. Adams, a current member of the board of directors (the “Board of Directors” or the “Board”) of the Company, was issued a secured promissory note (as amended, the “Adams Note”) in the aggregate principal amount of $500,000 by AYRO Operating, in exchange for funding $100,000 to AYRO Operating on or before October 15, 2019 and $400,000 on or before October 24, 2019. The note is secured by a first lien security interest in all of the assets of AYRO Operating and accrues interest at 14% per annum, until the promissory note is repaid. The Adams Note has a maturity date of April 30, 2021. AYRO Operating has not paid any principal or interest accrued on the Adams Note. As of December 31, 2019, the aggregate principal amount of $500,000 was outstanding and $13,386 in interest was accrued and payable.

The foregoing description of the Adams Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Adams Note and the amendment thereto, which are filed as as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein.

April Bridge Loan

On April 14, 2020, an investor of AYRO Operating (the “Payee”) agreed to extend a loan to AYRO Operating in the aggregate amount of $600,000 (the “Initial Principal Amount”), which loan was since fully funded and is evidenced by a Secured Promissory Note dated as of April 14, 2020 (the “April Bridge Loan”). The April Bridge Loan is secured by a subordinated lien security interest in all assets of AYRO Operating. All outstanding principal and accrued and unpaid interest under the April Bridge Loan shall be due and payable in full on the third business day following the closing of the Merger, June 2, 2020. The April Bridge Loan bears interest at the rate of 15.0% per annum. Upon and during the continuance of an event of default, Payee may, at its option, exercise any one or more of the following remedies, by notice in writing to AYRO Operating: (i) declare the total unpaid principal balance of the April Bridge Loan, together with all accrued and unpaid interest thereon, immediately due and payable; or (ii) exercise any other right or remedy available to Payee under the security agreement, or at law or in equity. Events of default include the failure by AYRO Operating to pay any principal amount or accrued and unpaid interest within ten (10) business days of the due date thereof (whether at the maturity date, upon acceleration, or otherwise), the breach of certain covenants by AYRO Operating, the occurrence of certain changes of control of AYRO Operating, the commencement of certain proceedings related to a bankruptcy by AYRO Operating, and the entry of certain judgments or decrees against AYRO Operating.

The foregoing description of the April Bridge Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the April Bridge Loan, attached hereto as Exhibit 10.3, which is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

Bridge Loan Warrants

On December 19, 2019, certain lenders extended bridge loans to AYRO Operating in the original principal amount of $1 million (the “Bridge Loan”) pursuant to a loan and security agreement, dated as of December 19, 2019 (the “Loan and Security Agreement”).

Immediately prior to the consummation of the Merger, the outstanding principal amount and the accrued interest at the rate of 5% per annum on the term loans and all other obligations under the Loan and Security Agreement, automatically converted into approximately 3,779,464 shares of AYRO Operating Common Stock, which, following the Reverse Stock Split and the Stock Dividend, converted into an aggregate of approximately 1,030,585 shares of Company Common Stock, representing 7.03% of the issued and outstanding shares of the Company’s outstanding equity upon the consummation of the Merger. Upon conversion of the Bridge Loan, pursuant to the Loan and Security Agreement, as a condition of completing the Merger, the lenders received warrants (the “Bridge Loan Warrants”) to purchase an aggregate of 3,779,464 shares of AYRO Operating Common Stock at an exercise price of $0.3043 per share, which, following the Reverse Stock Split and the Stock Dividend, converted pursuant to their terms into the right to purchase approximately 1,030,585 shares of Company Common Stock at an exercise price of $1.1160 per share. The Bridge Loan Warrants have full ratchet anti-dilution price protection with respect to future issuances of securities at an effective price below the exercise price with the exercise price per share reducing to such exercise price and the number of shares deliverable upon exercise of the warrants increasing such that the aggregate exercise price under each warrant remains constant.

Upon consummation of the Merger, the Company entered into a registration rights agreement (the “Bridge Loan Registration Rights Agreement”) with the Bridge Loan investors, pursuant to which the Company is obligated, among other things, to file a registration statement with the Securities and Exchange Commission (“SEC”) for purposes of registering the shares of Company Common Stock issuable upon exercise of the Bridge Loan Warrants for resale by the investors. The Bridge Loan Registration Rights Agreement contains customary terms and conditions for a transaction of this type.

The foregoing description of the Bridge Loan Registration Rights Agreement is not complete and is qualified in its entirety by reference to the form of Bridge Loan Registration Rights Agreement, filed as Exhibit 10.4 hereto and incorporated by reference herein.

Secured Loan

On February 20, 2020, certain existing investors of the Company and AYRO Operating (the “Noteholders”) extended a loan in the aggregate amount of $500,000 to AYRO Operating, which loan was evidenced by a Secured Promissory Note dated as of February 20, 2020 (the “Secured Loan”). The Secured Loan was the secured obligation of AYRO Operating and ranked pari passu with AYRO Operating’s other outstanding debt obligations. The Secured Loan was secured by a security interest in and lien on substantially all of the assets of AYRO Operating. The aggregate unpaid principal amount of the loan, together with all accrued and unpaid interest thereon and all other amounts payable under the Secured Loan was repaid immediately following the closing of the Merger. The Note bore interest at the rate of 7.0% per annum, which interest was payable in arears on the maturity date. Upon the occurrence and during the continuance of an event of default, any amounts due pursuant to the Secured Loan, whether at stated maturity, by acceleration or otherwise, bore interest at a rate equal to 10.0% per annum from the date of such non-payment until such amount is paid in full. Events of default included the failure by AYRO Operating to pay any principal amount or accrued and unpaid interest on the Maturity Date, the breach of certain covenants by AYRO Operating and the commencement of certain proceedings related to a bankruptcy by AYRO Operating.

In connection with the Secured Loan, AYRO Operating also entered into a subscription agreement with each of the Noteholders, in accordance with which, immediately after the closing, AYRO issued warrants (the “Secured Loan Warrants”) to purchase an aggregate of 100,000 shares of Company Common Stock to the Noteholders for an aggregate purchase price, after adjusting for the Reverse Stock Split and the Stock Dividend, of $10,000. The Secured Loan Warrants have an exercise price of $0.05 per share and are immediately exercisable. The purchasers of the Secured Loan Warrants were accredited investors, and the issuance of the Secured Loan Warrants was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to an exemption provided by Section 4(a)(2) thereof and Rule 506(b) promulgated thereunder as a transaction by an issuer not involving a public offering.

Series H-4 Convertible Preferred Stock Conversion

At the Special Meeting of the Company stockholders held on May 27, 2020, the stockholders approved an amendment to provide for the automatic conversion of its outstanding Series H-4 Stock into Company Common Stock.

Prior to and as a condition to closing of the Merger, on May 28, 2020, the Company filed with the Secretary of State of the State of Delaware a certificate of amendment (the “Series H-4 Amendment”) to the Certificate of Designations, Preferences and Rights of Series H-4 Convertible Preferred Stock to reduce the conversion price to $0.50 per share and provide for the automatic conversion of the Series H-4 Convertible Preferred Stock into shares of Company Common Stock, subject to the approval of the Company’s stockholders in accordance with applicable law and the rules and regulations of the Nasdaq Stock Market. As a result of the effectiveness of the Series H-4 Amendment, all outstanding shares of Series H-4 Stock converted into an aggregate of 2,368,188 shares of Company Common Stock immediately prior to the Merger (or approximately 473,638 shares of Company Common Stock after giving effect to the Reverse Stock Split and the Stock Dividend). The issuance of such shares of Company Common Stock was exempt from registration under the Securities Act pursuant to the exemption from registration provided by Section 3(a)(9) thereof.

The foregoing description of the Series H-4 Amendment is not complete and is qualified in its entirety by reference to the form of Series H-4 Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

AYRO Operating Private Placement Warrants

Prior to the execution and delivery of the Merger Agreement, and as a condition of the willingness of the parties to enter into the Merger Agreement, certain investors, including certain stockholders of the Company, entered into two AYRO Operating private placement stock purchase agreements (the “AYRO Operating Private Placement SPAs”), each dated December 19, 2019, with AYRO Operating, pursuant to which such stockholders agreed, subject to the terms and conditions of such agreements, to purchase, prior to the consummation of the Merger, shares of AYRO Operating Common Stock (or, in lieu of common stock, at the request of an investor, pre-funded warrants) and warrants to purchase AYRO Operating Common Stock for an aggregate total purchase price of $2,000,000. The consummation of these AYRO Operating private placements (the “AYRO Operating Private Placements”) was a closing condition of the Merger.

The first AYRO Operating Private Placement SPA was entered into by and among Alpha Capital Anstalt, Iroquois Capital Investment Group LLC, and Iroquois Master Fund LTD, current stockholders of the Company and AYRO Operating, pursuant to which such stockholders agreed, subject to the terms and conditions of such agreements, to purchase, prior to the consummation of the Merger, shares of AYRO Operating Common Stock (or, in lieu of common stock, at the request of an investor, pre-funded warrants) and warrants to purchase AYRO Operating’s common stock for an aggregate purchase price of $1,150,000. Prior to the closing of the Merger, AYRO Operating issued to the investors party to this first AYRO Private Placement SPA (i) an aggregate of approximately 1,992,002 shares of AYRO Operating Common Stock and pre-funded warrants to purchase 1,574,391 shares of AYRO Operating Common Stock, which pre-funded warrants converted pursuant to their terms into the right, following the Reverse Stock Split and Stock Dividend, to purchase approximately 429,305 shares of Company Common Stock at an exercise price of $0.000367 per share, and (ii) warrants to purchase 3,566,393 shares of AYRO Operating Common Stock with an exercise price of $0.3708, which warrants converted pursuant to their terms into the right to purchase, following the Reverse Stock Split and Stock Dividend, approximately 972,486 shares of the Company Common Stock at an exercise price of $1.3599 per share. The warrants issued pursuant to the first AYRO Operating Private Placement SPA have full ratchet anti-dilution price protection with respect to future issuances of securities at an effective price below the exercise price with the exercise price per share reducing to such exercise price and the number of shares deliverable upon exercise of the warrant increasing such that the aggregate exercise price under each warrant remains constant.

The second AYRO Operating Private Placement SPA was entered into by and among certain investors and AYRO Operating, pursuant to which such investors agreed, subject to the terms and conditions of such agreements, to purchase, prior to the consummation of the Merger, shares of AYRO Operating Common Stock (or, in lieu of common stock, at the request of an investor, pre-funded warrants) and warrants to purchase AYRO Operating Common Stock for an aggregate purchase price of $850,000. On the closing date of the Merger, AYRO Operating issued to the investors party to this second AYRO Operating Private Placement SPA (i) an aggregate of approximately 3,777,463 shares of AYRO Operating Common Stock and pre-funded warrants to purchase 1,052,134 shares of AYRO Operating Common Stock, which pre-funded warrants converted pursuant to their terms into the right to purchase, following the Reverse Stock Split and Stock Dividend, 286,896 shares of Company Common Stock at an exercise price of $0.000367 per share, and (ii) warrants to purchase 4,829,597 shares of AYRO Operating Common Stock with an exercise price of $0.2024, which warrants converted pursuant to their terms into the right to purchase, following the Reverse Stock Split and Stock Dividend, approximately 1,316,936 shares of Company Common Stock at an exercise price of $0.7423 per share. The warrants issued pursuant to the second AYRO Operating Private Placement SPA have full ratchet anti-dilution price protection with respect to future issuances of securities at an effective price below the exercise price with the exercise price per share reducing to such exercise price and the number of shares deliverable upon exercise of the warrant increasing such that the aggregate exercise price under each warrant remains constant.

The warrants issued pursuant to the AYRO Operating Private Placements are immediately exercisable and expire on the fifth anniversary of the original issuance date, except that the pre-funded warrants do not expire.

On May 28, 2020, the Company entered into registration rights agreements (the “SPA Registration Rights Agreements”) with the investors in each of the AYRO Operating Private Placements, pursuant to which the Company is obligated, among other things, to file a registration statement with the SEC for purposes of registering the shares of Company Common Stock issuable upon exercise of the warrants issued pursuant to the AYRO Operating Private Placements for resale by the investors party thereto. The SPA Registration Rights Agreements contain customary terms and conditions for transactions of this type.

The foregoing description of the SPA Registration Rights Agreements is not complete and is qualified in its entirety by reference to the form of the SPA Registration Rights Agreements, which is filed as Exhibit 10.5 hereto and is incorporated by reference herein.

Other AYRO Operating Warrants

At the effective time of the Merger, each AYRO Operating warrant that was outstanding and unexercised immediately prior to the effective time was converted pursuant to its terms and became a warrant to purchase Company Common Stock, including the following:

●	The warrants to purchase an aggregate of 852,282 shares of AYRO Operating Common Stock issued to Palladium Capital Advisors, LLC (“Palladium”) in connection with Palladium’s role as placement agent to AYRO Operating, converted into the right, following the Reverse Stock Split and Stock Dividend, to purchase a maximum of 232,404 shares of Company Common Stock, of which 72,142 have an exercise price per share of $1.2129, 68,076 have an exercise price per share of $1.4782, and 92,186 have an exercise price per share of $0.8068.

●	The warrants to purchase an aggregate of 1,750,000 shares of AYRO Operating Common Stock issued in connection with a nominal stock subscription agreement entered into on December 19, 2019 between AYRO Operating and Alpha Capital Anstalt, converted into the right, following the Reverse Stock Split and Stock Dividend, to purchase a maximum of 477,190 shares of Company Common Stock, with an exercise price of $0.000367 per share.

●	The warrants to purchase an aggregate of 1,693,000 shares of AYRO Operating Common Stock at an exercise price of $2.00 per share, converted into the right, following the Reverse Stock Split and Stock Dividend, to purchase a maximum of 461,648 shares of Company Common Stock at an exercise price of $7.33 per share.

Company’s Palladium Agreement

On December 5, 2019, the Company entered into a Placement Agent and Merger Advisory Agreement with Palladium (the “DropCar Palladium Agreement”), whereby Palladium agreed to (i) act as the non-exclusive placement agent in a private placement of, or similar unregistered transaction involving, equity or equity-linked securities of the Company to a limited number of institutional, accredited individual or strategic investors, and (ii) serve as the Company’s exclusive financial advisor and investment banker to provide general financial advisory and investment banking services in connection with a possible business combination of the Company with an unaffiliated third party.

Pursuant to the DropCar Palladium Agreement, for Palladium’s advisory services in connection with the Merger, immediately prior to consummation of the Merger, Palladium received 1,383,335 pre-Reverse Stock Split and pre-Stock Dividend shares of Company Common Stock, representing 2% equity ownership in the Company based on the total shares outstanding following the Merger. The issuance of the shares of Company Common Stock to Palladium was exempt from the registration requirements of the Securities Act pursuant to an exemption provided by Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

Officer and Director Grants

As previously disclosed, pursuant to certain Change of Control Letter Agreements entered into in January 2020, the Company agreed to make certain transaction payments to each of its non-employee directors as consideration for their services to the Board of Directors upon the occurrence of certain fundamental transactions in cash or shares of Company Common Stock. Pursuant to such agreements, the Company granted the following shares of pre-Reverse Stock Split, pre-Stock Dividend Company Common Stock prior to the Merger on May 28, 2020:

Name	Number of Shares
Joshua Silverman	48,780
Zvi Joseph	40,650
Sebastian Giordano	40,650
Solomon Mayer	40,650
Greg Schiffman	20,325

The grant of such shares of Company Common Stock was exempt from the registration requirements of the Securities Act pursuant to an exemption provided by Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

The information set forth under the heading Officer Restricted Stock Grants under Item 5.02 is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

Amendment to Series H-4 Certificate of Designation

The information set forth in Item 3.02 under the heading “Series H-4 Convertible Preferred Stock Conversion” is incorporated by reference herein.

Reverse Stock Split

As previously disclosed, at the special meeting of the Company’s stockholders held on May 27, 2020, the Company’s stockholders approved a certificate of amendment to the Company’s certificate of incorporation to effect the Reverse Stock Split. On May 28, 2020, the Company filed the certificate of amendment to the Company’s certificate of incorporation with the Secretary of State of the State of Delaware to effect the Reverse Stock Split (the “Reverse Split Amendment”). As a result of the Reverse Stock Split, immediately following the effective time of the Merger, every ten shares of the Company Common Stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of the Company’s Common Stock. No fractional shares were issued in connection with the Reverse Stock Split. The Reverse Split Amendment provides that each stockholder who did not have a number of shares evenly divisible pursuant to the Reverse Stock Split ratio and who would otherwise be entitled to receive a fractional share of Company Common Stock was entitled to receive an additional share of Company Common Stock.

The foregoing description of the certificate of amendment to the Reverse Split Amendment is not complete and is qualified in its entirety by reference to a copy of the Reverse Split Amendment, which is filed as Exhibit 3.3 hereto and is incorporated by reference herein.

The information in Items 2.01 relating to the Reverse Stock Split and the Stock Dividend is incorporated by reference herein.

Amended and Restated Certificate of Incorporation and Bylaws

The information set forth in Item 5.03 under the headings “Amended and Restated Certificate of Incorporation” and “Amended and Restated Bylaws is incorporated by reference herein.

Item 5.01.	Changes in Control of Registrant.

The information required by this Item 5.01 is contained in Item 2.01 and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director and Officer Resignations

At the effective time of the Merger, David Newman, the Company’s Chief Business Development Officer and a director of the Board, Spencer Richardson, the Company’s Chief Executive Officer and a director of the Board, and Solomon Mayer, a director of the Board, all tendered their resignations from their respective positions as officers and directors of the Company. These letters did not contain any statements describing disagreements with the Company related to its operations, policies or practices, nor did any disagreements lead to their resignation.

Officer Restricted Stock Grants

Pursuant to (i) Section 3(e) of an employment agreement, dated as of September 6, 2017, by and between the Company and Spencer Richardson and (ii) Section 3(e) of an employment agreement, dated as of September 6, 2017, by and between the Company and David Newman, on January 30, 2020, each of Mr. Richardson and Mr. Newman was entitled to receive a grant of options to purchase shares of the Company’s stock in an amount equal to 1% of the then-outstanding shares of Company Common Stock on a fully diluted basis (which would have been equal to options to purchase 125,700 shares each). Such grants were not issued due to a lack of shares available for issuance pursuant to the Company’s Amended and Restated 2014 Equity Incentive Plan. Following approval of the 2020 Plan (defined below) by the stockholders of the Company and prior to the consummation of the Merger and in lieu of the January 30, 2020 options at the request of Messrs. Richardson and Newman, the Company issued to each of Mr. Richardson and Mr. Newman a grant of 62,500 pre-Reverse Stock Split and pre-Stock Dividend restricted shares of Company Common Stock, without giving effect to the Reverse Stock Split and the Stock Dividend. Such shares were granted pursuant to an exemption from registration pursuant to Rule 506(b) of Regulation D.

Director Appointments

Pursuant to the terms of the Merger Agreement, the Board appointed Rodney C. Keller, Jr., George Devlin and Mark Adams (the “New Directors”), who were members of AYRO Operating’s board of directors immediately prior to the effective time of the Merger, to the Board at the effective time of the Merger.

Following the effective time of the Merger, the Board appointed Joshua Silverman, Greg Schiffman and Zvi Joseph as the members of the Audit Committee of the Board, Joshua Silverman, Greg Schiffman and Zvi Joseph as the members of the Compensation Committee of the Board and Joshua Silverman, Greg Schiffman and Zvi Joseph as the members of the Nominating and Governance Committee of the Board.

Information concerning related party transactions between AYRO Operating, the predecessor company, and Mr. Adams was previously reported in the Company’s Registration Statement on Form S-4 (File No. 333-236461) filed with the SEC on April 24, 2020, as amended.

The Chairman of the Board shall be paid an annual compensation of $200,000 and shall be granted a non-qualified stock option based upon the value of $30,000 under the Company’s 2020 Plan (defined below) each year at the annual meeting of the Board following the Company’s annual meeting of stockholders. Each other non-employee director shall be granted a non-qualified stock option based upon the value of $20,000 under the 2020 Plan each year at the annual meeting of the Board following the Company’s annual meeting of stockholders.

Officer Appointments

Immediately following the effective time of the Merger, the Board appointed the following individuals to the office or offices set forth opposite his name below:

Name:	Office:

Rodney C. Keller, Jr.	Chief Executive Officer and President
Curtis Smith	Chief Financial Officer
Brian Groh	Chief of Business Development
Richard Perley	Chief Marketing Officer

Mr. Keller, 61, in addition to his roles as the Company’s President, Chief Executive Officer and a member of the Board, has served as AYRO Operating’s chief executive officer, president and director since November 2017. Mr. Keller is an accomplished executive with domestic and international experience in sales, marketing, operations, profit and loss oversight, multi-channel product distribution involving both start-up and growth organizations. Prior to AYRO Operating, Mr. Keller was a partner with Odgers Berndtson, a global leader in executive search, leadership services and talent management from January 2016 to November 2017. From April 2013 until January 2016, Mr. Keller served as the president of Segway Inc. During Mr. Keller’s tenure as the president, Segway Inc. more than doubled its revenues, and Mr. Keller led the sale of the company to Beijing-based Ninebot in China, the resulting company becoming a global leader in intelligent short-distance electric personal transportation solutions. From January 2012 to April 2013, Mr. Keller served as president and chief executive officer of T3 Motion, which was a Nasdaq-listed company during his tenure, a producer of job-specific, 3-wheeled electric-vehicles primarily serving law enforcement and private security applications. From August 2010 to January 2012, Mr. Keller was vice president and general manager of DIRECTV’s commercial business. During Mr. Keller’s tenure this business grew more than 20% annually. From January 2007 to August 2010 Mr. Keller was president and chief executive officer of Siemens Home and Office Communications business in North America. During his service, Mr. Keller more than doubled revenues while expanding Siemen’s retail and internet footprint with some of the largest retailers in North America. From January 2005 to January 2007, Mr. Keller was president and chief executive officer of Augmentix, a venture capital-backed company building ruggedized servers and notebooks based on Dell Inc.’s platform of computing solutions, which was subsequently sold to Dell. From 1996 until January 2004, Mr. Keller held different management roles in Toshiba America Information Systems. Mr. Keller is a Distinguished Alumnus of Texas State University, a Trustee for the Development Foundation of Texas State University and member of the McCoy College Advisory Council at Texas State University since 1987.

Mr. Groh, 61, in addition to his role as the Company’s Chief of Business Development, has served as AYRO Operating’s contracted Chief of Business Development since September 2019. Mr. Groh is an executive and entrepreneur with over thirty-five years’ experience in technology start-ups, accelerated growth and large corporations, with an extensive experience in negotiations, mergers and acquisitions, in addition to establishing mutually beneficial and long-term partner relationships. Mr. Groh was the founder and chief executive officer of public companies for over twenty years in various technology companies in the cellular, tablet and mobile computing sectors. Since January 2018, Mr. Groh has been on the Board of Advisors Meghraj Capital International, an international banking advisory, fiduciary services and consulting company headquartered in the British Isles that manages over $100 billion in client assets. Mr. Groh also serves on the board of WellSmith, an Austin-based digital platform company for population health management of chronic diseases that has partnered with Cone Health, a private, not-for-profit, healthcare delivery system. From August 2015 to January 2018, Mr. Groh was employed as General Manager of Business Development at Wistron Corporation, a Taiwanese global technology engineering and manufacturing leader, and was responsible for creating Wistron’s smart product business development operations in North America. From October 2008 until July 2015, Mr. Groh served as General Manager of Business Development of Wistron as a contractor and oversaw the growth of Wistron’s smartphone business where he was successful in securing over $7 billion in contacts. From 2005 until 2008, Mr. Groh provided consulting services to a number of high tech companies in Canada and the United States. Prior to working with Wistron, Mr. Groh founded and served as CEO of Xplore Technologies Corp. from 1995 to September 2005, a global rugged tablet provider, and Mr. Groh spearheaded Xplore’s initial public offering and acquisitions, raising more than $70 million in funding. From 1986 to 1995, Mr. Groh founded and served as the CEO of Telular Canada, an innovative wireless data company with patented rights from its U.S. counterpart, Telular Corporation. Mr. Groh led Telular Canada’s $18 million initial public offering in 1992 and acquisition of 20% of Telular Corporation that had a $40 million market cap at the time. Less than one year after the acquisition, Telular Corporation conducted its initial public offering as a $400 million market cap company. From 1985 until 1989, Mr. Groh was the Founder and CEO of Roadway Communications, one of Canada’s first cellular phone dealers.

Mr. Perley, 55, in addition to serving as the Company’s Chief Marketing Officer, has served as AYRO Operating’s contracted Chief Marketing Officer since September 2019, and previously from October 2018 through April 2019. Mr. Perley is an experienced technology executive and entrepreneur who has led successful marketing, product management, business development and operational teams over a thirty-two-year career. He has extensive experience in high-growth, early-stage technology/innovation companies in the consumer, commercial, industrial and government sectors. From February 2018 through August 2018, and from May 2019 through August 2019, Mr. Perley founded and was a managing director and Chief Marketing Officer of PerlTek, a technology consulting firm providing marketing, product management and business development services to a range of companies from the healthcare, cybersecurity and blockchain industries. From September 2015 to January 2018, Mr. Perley served as Vice President, Business Development for Wistron Corporation. Mr. Perley helped create Wistron’s smart product business development operations in North America where major account customer acquisition opportunities expanded by 20 times during Mr. Perley’s employment. From September 2015 to January 2018, Mr. Perley was Chief Marketing Officer and Managing Partner of Kinetex, LLC, an integrated product marketing, launch, sales and strategic planning accelerator for B2B and B2C companies in North America and Western Europe he co-founded. Prior to Kinetex, Mr. Perley served as VP of Marketing and Services for Augmentix and Xplore Technologies (co-founder), both rugged field computing companies. He was instrumental in driving accelerated product, market and revenue growth for both organizations which ultimately were successfully sold to larger entities. Mr. Perley was also a Director at Motorola where he led wireline marketing and sales team. He has an honors Business Degree from McMaster University, Ontario Canada.

Mr. Smith, 52, in addition to serving as the Company’s Chief Financial Officer, has served as AYRO Operating’s chief financial officer since March 2018. Mr. Smith has been a CPA for more than 25 years with experience in public accounting and executive level experience in financial, operations and IT systems management. From November 2015 through February 2018, Mr. Smith served as the chief financial officer for LAC Group, a private equity-backed portfolio company, responsible for all aspects of strategic planning, investor relations, treasury management, finance, accounting, HR and IT. Prior to LAC Group, he served as a consultant to various private companies regarding their financial and operational affairs. From November 2010 to February 2013, he served as the chief financial officer of AgileAssets, a software developer building transportation asset management enterprise software. Mr. Smith was instrumental in developing the SaaS-business model for AgileAssets. Prior to AgileAssets, Mr. Smith served as Vice President-Finance and Administration for Troux Technologies. Prior to Troux Technologies, he served as Director of Finance and Director of Operations with Verio (Nasdaq: VRIO), a 55+ company rollup and was instrumental in both the rollup as well as the company’s successful IPO in 1998. Mr. Smith holds a B.B.A in accounting from Texas A&M University.

Employment Agreements

Pursuant to the Merger Agreement, effective upon consummation of the Merger and as a condition to the closing of the Merger, immediately prior to the effective time of the Merger, the Company entered into an executive employment agreement with Mr. Keller (the “Keller Employment Agreement”). In addition, on May 28, 2020, AYRO Operating entered into an amendment to its executive employment agreement with Curtis E. Smith (the “Smith Amendment,” and together with the Keller Employment Agreement, the “Executive Employment Agreements”).

Keller Employment Agreement

Pursuant to the Keller Employment Agreement, Mr. Keller will serve as the chief executive officer of the Company and as a director for the one-year initial term commencing upon effective time of the Merger, which term shall be automatically renewed for a successive one-year term, unless earlier terminated by either party upon four months’ written notice or terminated otherwise as set forth in the new employment agreement. Mr. Keller will also serve as a director of the Company.

The Keller Employment Agreement provides that Mr. Keller is entitled to a base salary of $250,000, which may be increased at the discretion of Company’s Board of Directors but may not be decreased without Mr. Keller’s consent. Mr. Keller is also eligible to receive for fiscal years during the term of his employment periodic bonuses up to 50% of his annual base salary upon achievement of target objectives and performance criteria, payable on or before March 15 of the fiscal year following the fiscal year to which the bonus relates. Except upon termination by the Company without cause or upon non-renewal, or by Mr. Keller for good reason, Mr. Keller shall be entitled to a bonus for a year, subject to achievement of the performance criteria, if he is employed by the Company as of December 31 for the year to which services to which the bonus applies were performed. Targets and performance criteria shall be established by the Company’s Board of Directors after consultation with Mr. Keller, but the evaluation of Mr. Keller’s performance shall be at the Company’s Board of Directors’ sole discretion.

As soon as administratively practicable after the closing date of the Merger, the Company agreed to grant Mr. Keller an award of 5,553,592 (pre-Reverse Stock Split and pre-Stock Dividend) restricted stock units equivalent to 5% of the issued and outstanding shares of Company Common Stock on a fully diluted basis, subject to the terms and conditions of the Company’s equity plan and form of restricted stock unit award agreement, which terms shall include (i) forfeiture of any unvested restricted stock units on termination of employment for any reason; and (ii) vesting of the restricted stock units as follows: (A) 33.33% will vest upon the Company’s receipt of purchase orders for at least 500 AYRO vehicles to be sold to Club Car in calendar year 2020 with specified quarterly targets, provided, that (1) on or before December 16, 2019, a definitive written agreement with respect to such purchase is executed, and at least $1,000,000 of the purchase has been received by the Company; (2) on the closing date of the Merger, AYRO Operating secures borrowing based on a line of credit of $4,000,000 to support inventory purchase flow in line with the Company’s 2020 budget; (3) the Merger closes on or before April 23, 2020 and the Company receives additional funding of at least $5,000,000 by the closing date of the Merger; (4) in the event the closing date of the Merger is after January 25, 2020, AYRO Operating and the investors mutually agree on the earlier release of approved funding of at least $500,000; and (5) the Company receives additional funding from third parties of at least $1,500,000 on or before September 30, 2020; (B) an additional 33.33% on the date that, in addition to the conditions set forth in (A), the Company enters into a definitive written agreement with Club Car or Ingersoll Rand on or before May 31, 2020, that results in a minimum equity investment of $1,500,000, and publicly discloses such investment; and (C) the remainder on the date that the Company achieves a minimum average valuation of 25% higher for twenty out of the thirty calendar days following the end of the first full quarter after the closing date of the Merger than the Company’s valuation on the date of the Merger, provided that the conditions set forth in (A) have been achieved by such date.

The Company may terminate Mr. Keller’s employment for cause at any time after providing written notice to Mr. Keller, and without cause with thirty days’ written notice. Mr. Keller may terminate his employment without good reason at any time upon thirty days’ written notice or with good reason, which requires delivery of a notice of termination within ninety days after Mr. Keller first learns of the existence of the circumstances giving rise to good reason, and failure of the combined company to cure the circumstances giving rise to the good reason within thirty days following delivery of such notice.

If the Company terminates Mr. Keller’s employment for cause or if Mr. Keller resigns, Mr. Keller shall receive, within thirty days of such termination, any accrued but unpaid base salary and expenses required to be reimbursed, and all vested outstanding stock options will remain exercisable until the earlier of expiration of the option’s term or the date that is two years following the termination.

If Mr. Keller’s employment is terminated due to his death or disability, Mr. Keller or his estate will receive the accrued obligation Mr. Keller would have received upon termination by the Company for cause or by Mr. Keller by resignation, and any earned, but unpaid, bonus for services rendered during the year preceding the date of termination.

If the Company terminates Mr. Keller’s employment without cause or upon non-renewal or by Mr. Keller for good reason, Mr. Keller is entitled to receive the accrued obligation Mr. Keller would have received upon termination by the Company for cause or by Mr. Keller by resignation, and any earned, but unpaid, bonus for services rendered during the year preceding the date of termination. In addition, subject to compliance with the restrictive covenants set forth in the Keller Employment Agreement and the execution of a release of claims, the Company will pay the following severance payments and benefits: (1) an amount equal to twelve months’ base salary, payable in equal monthly installments over a twelve-month severance period; (2) an amount equal to the greater of (x) the most recent annual bonus earned by Mr. Keller, (y) the average of the immediately preceding two year’s annual bonuses earned by Mr. Keller, or (z) if Mr. Keller’s termination of employment occurs during the first calendar year of the initial employment term before any annual bonus for a full twelve-month period of service has been paid, then the target bonus Mr. Keller is eligible for under the employment agreement; provided that no bonus amount shall be payable if the bonuses for the year of termination are subject to achievement of performance goals and such performance goals are not achieved by the combined company for such year; provided further that the bonus amount shall be paid at the same time bonuses would be payable under the employment agreement as if Mr. Keller was actively employed; (3) all outstanding stock options and restricted stock unit awards granted shall be fully and immediately vested, to the extent not previously vested and shares with respect to the restricted stock unit awards that become vested under the employment agreement shall be delivered within ten days of termination; and (4) continued healthcare coverage under the group health plan at the same cost, if any, imposed on active employees of the company, until the earlier of (x) the expiration of the severance period or (y) the date Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) coverage terminates or expires.

If the Company terminates Mr. Keller’s employment without cause or upon non-renewal or by Mr. Keller for good reason in connection with or within 24 months following a change in control (as defined in the Company’s 2020 Long-Term Equity Incentive Plan), Mr. Keller shall receive the severance payments and benefits he would receive in the event that the Company terminates Mr. Keller’s employment without cause or upon non-renewal or by Mr. Keller for good reason set forth above, but instead of twelve months’ base salary, Mr. Keller will receive twenty-four months’ base salary over a twelve-month severance period and double the bonus amount he would have received without change in control.

The Keller Employment Agreement also contains certain standard noncompetition, non-solicitation, non-disparagement, confidentiality, and assignment of inventions requirements for Mr. Keller.

Smith Amendment

AYRO Operating entered into the Smith Amendment immediately prior to the effective time of the Merger. The Smith Amendment provides that if Mr. Smith’s employment is terminated upon either party’s failure to renew or by Mr. Smith without good reason, then all of Mr. Smith’s vested, outstanding stock options will remain exercisable until the earlier of the expiration of the option’s term or the date that is two years following the termination. The Smith Amendment further provides that if Mr. Smith’s employment is terminated by AYRO Operating without cause or by Mr. Smith for good reason, then all outstanding equity awards granted to Mr. Smith pursuant to his employment agreement shall be fully and immediately vested, to the extent not previously vested, and all of his then vested, outstanding stock options shall remain exercisable until the earlier of the expiration of the options’ term or the date that is two years following termination.

The foregoing description of the Executive Employment Agreements does not purport to be complete and is qualified entirely by reference to the full text of the Executive Employment Agreements, with the Keller Employment Agreement and the Smith Amendment attached hereto as Exhibits 10.6 and 10.7, respectively, which in each case is incorporated by reference herein.

Adoption of Benefit Plan and Assumption of Stock Options and Warrants

Pursuant to the Merger Agreement, effective as of the effective time of the Merger, the Company assumed AYRO Operating’s 2017 Long-Term Incentive Plan (the “2017 Plan”), assuming all of AYRO Operating’s rights and obligations with respect to the options issued thereunder. Immediately thereafter, the Company terminated the 2017 Plan. Pursuant to the Merger Agreement, at the effective time of the Merger, the Company adopted the 2020 Long-Term Equity Incentive Plan (the “2020 Plan”).

The 2020 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights and other awards which may be granted singly, in combination or in tandem, and which may be paid in shares of Company Common Stock. At the effective time of the Merger, the number of shares of Company Common Stock that are reserved for issuance pursuant to awards under the 2020 Plan is 2,289,650 shares (post-Reverse Stock Split and post-Stock Dividend), 100% of which may be delivered as incentive stock options.

The 2020 Plan will terminate on May 28, 2030, the tenth anniversary of its effective date. No award may be made under the 2020 Plan after its expiration date.

The foregoing description of the 2020 Plan does not purport to be complete and is qualified entirely by reference to the full text of the 2020 Plan, which is attached hereto as Exhibit 10.8 and is incorporated by reference herein.

In addition, under the terms of the Merger Agreement, the Company assumed all of AYRO Operating’s rights and obligations under AYRO Operating’s stock options and warrants that were outstanding immediately prior to the effective time of the Merger, and each such stock option or warrant, to the extent unexercised, was converted into a stock option or warrant representing the right to purchase shares of Company Common Stock on terms substantially the same as those in effect immediately prior to the effective time, except that the number of shares of Company Common Stock issuable and the exercise price per share of such stock options or warrants were adjusted by the Exchange Ratio. Additionally, the number of shares and exercise price per share of Company Common Stock issuable under the assumed AYRO Operating stock options and warrants were further adjusted by the Reverse Stock Split.

In connection with the 2020 Plan, the Board adopted forms of (i) an Incentive Stock Option Agreement, (ii) a Nonqualified Stock Option Agreement (copy language) and (iii) a Restricted Stock Unit Award Agreement, each of which are attached hereto as Exhibits 10.9, 10.10 and 10.11, respectively, and are incorporated by reference herein.

Pursuant to the Incentive Stock Option Agreement, participants will be granted options to purchase shares of Company Common Stock at a price equal to the fair market value per share of the Company Common Stock on the date of grant or 110% of such fair market value, in the case of a ten percent (10%) or more stockholder as provided in Section 422 of the United States Internal Revenue Code of 1986 (the “Code”). Options granted pursuant to the Incentive Stock Option Agreement will expire on the date immediately preceding the tenth anniversary of the date of grant (or the date immediately preceding the fifth anniversary of the date of grant, in the case of a ten percent (10%) or more stockholder, as provided in Section 422 of the Code), unless terminated earlier.

Pursuant to the Nonqualified Stock Option Agreement, participants will be granted options to purchase shares of Company Common Stock at a price equal to the fair market value per share of the Company Common Stock on the date of grant. The options issued pursuant to the Incentive Stock Option Agreement will expire on the date immediately preceding the tenth anniversary of the date of grant, unless terminated earlier.

Restricted stock units granted to participants pursuant to the Restricted Stock Unit Award Agreement may be converted into the number of shares of Company Common Stock equal to the number of restricted stock units, with each restricted stock unit to represent a notional share of Company Common Stock, with a value equal to the fair market value of a share of Company Common Stock at any time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Charter Amendments

The information set forth in Item 3.03 under the headings “Amendment to Series H-4 Certificate of Designation” and “Reverse Stock Split” are incorporated by reference herein.

Amended and Restated Certificate of Incorporation

In connection with the Merger Agreement, the Company agreed to seek the approval of its stockholders to amend and restate the Company’s Certificate of Incorporation (the “A&R Charter”). The Company obtained stockholder approval of the A&R Charter and, on May 28, 2020, filed the A&R Charter with the Secretary of State of the State of Delaware.

The key amendments included in the A&R Charter are as follows:

●	the name of the Company is changed to “AYRO, Inc.”;
●	the address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 St., Wilmington, New Castle County, Delaware 19801;
●	the number of authorized shares of AYRO preferred stock increased from 5,000,000 shares to 20,000,000 shares;
●	any amendment of clauses addressing indemnification of directors and officers does not eliminate or reduce the effect of the indemnification in respect of any matter occurring, or any proceeding accruing or arising or that, but for the indemnification provisions, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision;
●	removal of certain provisions under Article IV providing for previously effectuated stock splits which have already been effectuated;
●	removal of Article V, which addressed, among other things, preferences, limitations, and the relative rights of capital stock, including removing clauses that addressed the following:

o	all shares of common stock shall share equally in dividends;
o	all shares of common stock shall share equally in distributions in partial liquidation;
o	the prohibition of preemptive or preferential rights of holders of shares of capital stock and discretion of the Board to amend such;

●	replacement of Article VII with a simplified article, which authorizes the Board to set the number of directors in accordance with the Company’s Bylaws;
●	removal of Article VIII, which stated that officers are prescribed as set forth in the Company’s Bylaws;
●	the removal of Article XII, which restricted certain transactions with directors and other interested parties; and
●	simplification and consolidation of various clauses, which substantially provide the same rights, procedures, policies and restrictions regarding, among other things, meetings of stockholders, stockholder voting rights, prohibition on cumulative voting, and powers granted to the Board.

The foregoing description of the A&R Charter does not purport to be complete and is qualified entirely by reference to the full text of the A&R Charter, which is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

Amended and Restated Bylaws

Pursuant to the Merger Agreement, effective as of the effective time of the Merger, the Company adopted amended and restated bylaws (the “Amended and Restated Bylaws”). The differences between the Company’s Amended and Restated Bylaws now (i) do not contain an exclusive forum provision and (ii) provide that the number of board members will now be determined by a resolution adopted by the entire Board, rather than just a majority of the Board. Additionally, the Amended and Restated Bylaws now provide that directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Advance Notice of Stockholder Business

The Amended and Restated Bylaws have also revised advance notice procedures for stockholders. Pursuant to the Amended and Restated Bylaws, only such business shall be conducted as shall have been properly brought before the annual meeting of Company stockholders. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the Company’s proxy materials with respect to such meeting, (B) by or at the direction of the Board, or (C) by a stockholder of the Company who (1) is a stockholder of record at the time of the giving of the notice and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in the Amended and Restated Bylaws. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to the Amended and Restated Bylaws and applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

A stockholder’s notice must set forth all information required under Section 2.4(i) of the Amended and Restated Bylaws and must be timely received by the secretary of the Company. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the Company not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (which is a disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice.

To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting, the text of the proposed business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (3) the class and number of shares of the Company that are held of record or are beneficially owned by the stockholder and any derivative positions held or beneficially held by the stockholder as of the date of delivery of such notice, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder with respect to any securities of the Company, (5) any material interest of the stockholder in such business, and (6) a statement whether either such stockholder will deliver a proxy statement and form of proxy to holders of at least the percentage of the voting power of the Company’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten days following the record date for notice of the meeting to disclose the information contained in clauses (3) and (4) above as of the record date for notice of the meeting.

Advance Notice of Director Nominations at Annual Meetings

Nominations of persons for election or re-election to the Board shall be made at an annual meeting of stockholders only (A) by or at the direction of the Board or (B) by a stockholder of the Company who (1) was a stockholder of record at the time of the giving of the notice required and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures. In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the Company.

To comply with clause (B) of the above, a nomination to be made by a stockholder must set forth all information required and must be received by the secretary of the Company at the principal executive offices of the Company at the time set forth in, and in accordance with, the final three sentences of Section 2.4(i)(a) in the Amended and Restated Bylaws; provided additionally, however, that in the event the number of directors to be elected to the board of directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased board made by the Company at least ten (10) days before the last day a stockholder may deliver notice of nomination pursuant to the foregoing provisions, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the date on which such Public Announcement is first made by the Company.

Advance Notice of Director Nominations for Special Meetings

If the Board has authorized in the specific case that stockholders may fill a vacancy or newly created directorship at a special meeting of stockholders, and a special meeting has been properly called for such purpose, nominations of persons for election or appointment to the Board at such special meeting shall be made only (1) by or at the direction of the Board or (2) by any stockholder of the Company who (A) is a stockholder of record at the time of the giving of the notice and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the Company. To be timely, such notice must be received by the secretary at the principal executive offices of the Company not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected or appointed at such meeting.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified entirely by reference to the full text of the Amended and Restated Bylaws Amendment, which is attached hereto as Exhibit 3.4 and is incorporated by reference herein.

Item 7.01.	Regulation FD.

On May 28, 2020, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing.

Item 8.01.	Other Events.

In connection with the Merger and the Reverse Stock Split, the Company Common Stock possesses a new CUSIP number (054748 108).

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Company will file the financial statements required to be filed by this Item 9.01(a) not later than seventy-one (71) days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company will file the financial statements required to be filed by this Item 9.01(b) not later than seventy one (71) days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization by and among DropCar, Inc., ABC Merger Sub, Inc. and AYRO, Inc. dated December 19, 2019 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission)
2.2	Asset Purchase Agreement, by and among DropCar, Inc., DropCar Operating Company, Inc., DC Partners Acquisition, LLC, Spencer Richardson and David Newman, dated December 19, 2019 (incorporated by reference to Exhibit 2.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission)
2.3	Amendment to Asset Purchase Agreement, by and among DropCar, Inc., DropCar Operating Company, Inc., DC Partners Acquisition, LLC, Spencer Richardson and David Newman, dated May 28, 2020
3.1	Certificate of Amendment to the Certificate of Designations, Preferences and Rights of Series H-4 Convertible Preferred Stock
3.2	Amended and Restated Certificate of Incorporation, effective May 28, 2020
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective May 28, 2020
3.4	Amended and Restated Bylaws, effective May 28, 2020
10.1	Mark Adams Secured Promissory Note, dated as of October 14, 2019
10.2	Amendment to Mark Adams Secured Promissory Note, dated December 31, 2019
10.3	April Bridge Financing, by and among AYRO Operating Company, Inc. and the lenders party thereto, dated April 14, 2020
10.4	Form of Bridge Loan Registration Rights Agreement, dated May 28, 2020
10.5	Form of AYRO Operating Private Placement Registration Rights Agreement, dated May 28, 2020
10.6	Employment Agreement, by and between the Company and Rodney Keller, dated May 28, 2020
10.7	Amendment to Employment Agreement, by and between AYRO Operating Company, Inc. and Curtis Smith, dated May 28, 2020
10.8	AYRO, Inc. 2020 Long-Term Equity Incentive Plan
10.9	Form of ISO Award Agreement
10.10	Form of NQSO Award Agreement
10.11	Form of RSU Award Agreement
99.1	Press Release, issued May 28, 2020 (furnished pursuant to Item 7.01)

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYRO, INC.

Date: May 29, 2020	By:	/s/ Rodney C. Keller, Jr.
Rodney C. Keller, Jr.
President and Chief Executive Officer